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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

The Management Boards of
Messer Griesheim Holding AG
and
Messer Griesheim GmbH
Fütingsweg 34
47805 Krefeld, Germany

April 30, 2002

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

        With respect to December 31, 2000 and the year then ended, our report is included in reliance upon the report of PwC independent accountants, appearing elsewhere herein, on the financial statements of Singapore Syngas Pte Ltd. PwC's report on the financial statements of Singapore Syngas Pte Ltd as of and for the year ended December 31, 2000 contains an explanatory paragraph related to substantial doubts about Singapore Syngas Pte Ltd's ability to continue as a going concern; these financial statements do not include any adjustment that might result from the outcome of that uncertainty.

/s/ KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Britta Horn	Guido Moesta
Wirtschaftsprüfer	Wirtschaftsprüfer

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INDEPENDENT AUDITORS' CONSENT